UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008

Conolog Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8174	22-1847286
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Columbia Road, Somerville, New Jersey		08876
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (908) 722-8081

n/a
(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

On June 20, 2008, Conolog Corporation (the “Company”) issued 75,000 shares of common stock upon conversion of a convertible note, dated March 12, 2007, in the principal amount of $90,000.

On June 27, 2008, the Company issued an aggregate of (i) 76,685 shares of common stock upon conversion of convertible notes, dated March 12, 2007, in the aggregate principal amount of $92,020.60, and (ii) 8,000 shares of common stock as interest on a convertible note, dated March 12, 2007, in the amount of $9,599.39.

On July 1, 2008, the Company issued (i) 111,687 shares of common stock upon conversion of a convertible note, dated March 12, 2007, in the principal amount of $134,024, and (ii) 19,101 shares of common stock as interest on a convertible note, dated March 12, 2007, in the amount of $22,921.

The forgoing issuances were made in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering. Upon completion of the issuances, the Company’s common shares issued and outstanding increased to 2,787,469.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOLOG CORPORATION

Dated: July 7, 2008	By: /s/ Robert Benou
Robert Benou
Chief Executive Officer